Contact:
Richard S. Foote
President & Chief Executive Officer
212-688-2341

FOR IMMEDIATE RELEASE

HIGHBURY FINANCIAL INC. COMPLETES ACQUISITION OF
THE U.S. MUTUAL FUND BUSINESS OF ABN AMRO

DENVER, COLORADO, November 30, 2006 - Highbury Financial Inc. (“Highbury”) (OTC Bulletin Board: HBRF; HBRFU; HBRFW) today announced that it has completed the acquisition of the U.S. mutual fund business of ABN AMRO. The acquisition was previously approved by a vote of Highbury’s stockholders at its annual meeting held on November 27, 2006. Highbury plans to supplement this press release through the filing of a Form 8-K by Wednesday, December 6, 2006.

Forward-Looking Statements

This press release contains statements about future events and expectations, which are “forward-looking statements.” Any statement in this release that is not a statement of historical fact may be deemed to be a forward-looking statement. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the company’s actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors should be considered in evaluating the forward-looking statements, and undue reliance should not be placed on such statements.